SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2015

Avalanche International Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-179028	38-3841757
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5940 S. Rainbow Blvd., Las Vegas, NV 89118

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (888) 863-9490

________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry Into A Material Definitive Agreement

On June 12, 2015, we entered into a binding Letter of Intent (the “LOI”) for the purchase of all of the issued and outstanding capital stock of J.S. Technologies, Inc., a California corporation (“JS”).  JS is the manufacturer of Suhr brand guitars and related electronics and accessories.  Under the LOI, we have agreed to purchase all of the issued and outstanding capital stock in JS for a total purchase price of $11,000,000.  The purchase price will be paid, at the option of the individual JS stockholders, in either cash, new convertible preferred stock, or a combination of both.  The new convertible preferred stock to be issued as payment toward the purchase price will have a stated value of $4.00 per share, will accrue dividends at a rate of six percent per year, and will be convertible to common stock at a price of $1.00 per share of common stock.  All shares of the new preferred stock issued and outstanding at thirty-six months after closing will be automatically converted to common stock.

The anticipated closing date of the acquisition will be in in 120 days and will be documented by a definitive agreement to be prepared by the parties.  The transaction must close by the later of: (i) 120 days from the date of the LOI, or (ii) 60 days after delivery of audited financial statements for JS, which is a condition to closing.  There are numerous additional conditions to closing of the acquisition, including, but not limited to: (i) execution of the definitive agreement by not less than 65% of JS’s stockholders and compliance with JS’s bylaws and a buy/sell agreement governing its common stock, (ii) our readiness and ability to pay the required portion of the purchase price to each JS stockholder who is ready and willing to sell its shares, and (iii) concurrent closing of an additional agreement under which we will purchase S&J Design Labs, LLC, the affiliated company which owns the building and equipment used in JS’s operations.

The LOI also contains a “no-shop” provision for the time between the date of the LOI and the defined closing date.  In addition, if we or any of the JS stockholders signing the LOI fail and refuse to close the acquisition on the defined closing date, and the other parties are ready and able to close, the breaching party will be assessed a $250,000 break-up fee.  Extensive additional covenants, conditions, representations, and warranties between the parties are included in the LOI. The foregoing is a brief summary of the material terms of the LOI, which should be reviewed in its entirety for additional information.

Our ability to close the acquisition of JS as contemplated by the LOI will be dependent upon us obtaining additional financing through debt and/or equity financing arrangements.  Although management is working to secure the additional capital required to close the transaction, there is a risk that such additional financing will not be available to us on acceptable terms or in the amounts required to close the planned acquisition.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Letter of Intent regarding J.S. Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Avalanche International Corp.

/s/ Phil Mansour

Phil Mansour

President and Chief Executive Officer

Date: June 16, 2015

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